UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): June 1, 2011

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Repros Therapeutics Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on June 1, 2011 in The Woodlands, Texas.  At the meeting, the Company’s stockholders: (i) elected each of the five persons listed below under Proposal 1 to serve as a director of the Company until its 2012 Annual Meeting of Stockholders; (ii) ratified and approved the appointment of PricewaterhouseCoopers LLP as the Company's registered independent public accounting firm for the Company's fiscal year ending December 31, 2011 and (iii) approved the proposal to approve and adopt the 2011 Equity Incentive Plan which provides for the grant of rights to purchase up to 2,000,000 shares of common stock of the Company.  The following table describes the results of the voting at the annual meeting:

Proposal or Name of Nominee	Shares Voted "For"	Shares Voted "Against"	Shares Withheld	Shares Abstained	Broker Non-Votes
Proposal 1: Election of Directors
Joseph S. Podolski	3,400,617	--	1,045,125	--	6,959,778
Daniel F. Cain	3,400,434	--	1,045,308	--	6,959,778
Jean L. Fourcroy, M.D., Ph.D.	3,400,912	--	1,044,830	--	6,959,778
Nola Masterson, M.S.	3,400,611	--	1,045,131	--	6,959,778
Jaye Thompson, Ph.D.	3,401,411	--	1,044,331	--	6,959,778

Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP	10,330,241	10,499	--	1,064,780	--

Proposal 3: Approval of 2011 Equity Incentive Plan	3,296,800	105,817	--	1,043,125	6,959,778

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: June 3, 2011

	By:	/s/ Katherine A. Anderson
Katherine A. Anderson
Chief Accounting Officer